Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261175) of Lilium N.V. of our report dated March 30, 2022 relating to the financial statements, which appears in this Form 20-F.

Munich, Germany

March 30, 2022

PricewaterhouseCoopers GmbH

Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ ppa. Annika Sicking
Wirtschaftsprüfer	Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)